Exhibit 99.2

Planar to Acquire Clarity Visual Systems

Acquisition enables Planar’s entry into command and control and fast growing digital signage large-format display markets

BEAVERTON, Ore. – July 19, 2006 – To launch the Company’s new strategy to further expand into value-added, high-growth segments of the specialty display marketplace, Planar Systems, Inc. (NASDAQ: PLNR) today announced that it has agreed to acquire all of the outstanding capital stock of privately-held Clarity Visual Systems for approximately $46 million in cash and Planar stock, subject to certain purchase price adjustments to reflect changes in balance sheet items and the number of outstanding shares of Clarity capital stock. Clarity is a leading provider of command and control digital displays and digital signage hardware and software systems for wide-ranging applications.

“Planar’s financial strength has provided the flexibility to pursue attractive growth opportunities that integrate our flat panel display technology and go-to-market expertise with the specialized skills and product focus of a company like Clarity,” said Gerry Perkel, Planar president and chief executive officer. “This acquisition fits very well with our new strategic direction, focusing on specialized display market segments that allow Planar to deliver more value to our customers and sell higher-margin solutions. Clarity brings these attributes to Planar, and provides us with an excellent group of employees to augment the existing talent at our Company. In addition, we believe the acquisition of Clarity increases Planar’s future revenue growth trajectory as well as our future profitability.”

Clarity’s command and control products include premium display solutions targeted at a wide range of market applications, including transportation and traffic control, security and defense programs, energy, broadcast and telecommunication segments. The company is a leader in market applications where large-screen, multiple integrated displays create a “wall of information.” The company’s patented information processing hardware and software solutions control the display of information from a wide variety of sources to the display system application. The market for command and control room visual systems was estimated by iSuppli at more than $400 million globally in 2005, and is forecasted to grow more than 15 percent annually.

The digital signage market in which Clarity participates is experiencing rapid growth driven by a number of factors, including broadband delivery of multimedia content, trends in advertising toward targeted marketing campaigns at the point of purchase, and overall reductions in display component costs due, in part, to broad consumer adoption of related product categories. Clarity and its related “Coolsign” brand has sold over 5,000 signage systems including specialized signage monitors and/or networking software to a variety of attractive market segments, including retail banking, indoor public vendor advertising, casino and hospitality. Planar’s initiatives in retail signage and kiosk systems will be combined with Clarity’s market position in digital signage to address this growing market’s need for display network management software and specialty displays. The worldwide market for electronic signage was estimated by iSuppli at $1.3 billion in 2006, growing to more than $2.3 billion by 2008.

“Clarity’s competitive advantage is in its ability to create innovative, customer-focused solutions for the delivery and display of networked visual information, as well as the talent and commitment of its workforce,” said Paul Gulick, president and chief executive officer of Clarity. “I believe the combination of Clarity’s market leadership in networked display solutions with Planar’s flat-panel specialized display solutions will allow the combined company to uniquely address growth markets around the world.”

Clarity was founded in 1995 and recorded net sales of $59.0 million through the 12 months ending June 30, 2006. Clarity currently employs approximately 200 people, with more than half based at the company’s headquarters in Wilsonville, Oregon. Upon completion of the acquisition, Mr. Gulick, and senior vice president, sales and marketing, Kris Gorriaran will join Planar’s executive team. Mr. Gulick will become Planar’s vice president and chief technology officer, and Ms. Gorriaran will become vice president and general manager of the newly acquired business group. Both will report directly to Mr. Perkel.

Planar’s purchase of Clarity includes the assumption of a net debt to cash position of approximately $6 million and the assumption of all outstanding options to purchase Clarity capital stock. The acquisition is expected to close late in the fourth quarter or early in the first quarter of fiscal 2007, subject to receipt of regulatory approvals, Clarity shareholder approval, and customary closing conditions. The transaction is expected to be slightly accretive to Planar’s internal non-GAAP financial projections in fiscal 2007.

More details relating to the proposed acquisition of Clarity will be discussed in the Company’s third quarter earnings conference call today, July 19, 2006, beginning at 8:30 a.m. Pacific Time. The call can be heard via the Internet through a link on Planar’s Web site, www.planar.com, or through numerous other investor sites, and will be available for replay beginning July 20 until August 19, 2006. The Company intends to post on its Web site a transcript of the prepared management commentary from the conference call shortly after the conclusion of the call.

ABOUT PLANAR

Planar Systems, Inc. (NASDAQ: PLNR) is a leading provider of valued-added display hardware and software for a variety of specialty display markets worldwide. Hospitals, shopping centers, banks, businesses, and other discriminating consumers depend on Planar to provide unique display-based solutions to exacting requirements leveraging its operational excellence, technical innovation, and go-to-market capabilities. Founded in 1983, Planar is headquartered in Oregon, USA, with offices, manufacturing partners, and customers worldwide. For more information, visit www.planar.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995 including statements regarding the Company’s proposed acquisition of Clarity Visual Systems, the Company’s expected financial performance, and the Company’s strategic and operational plans. Such statements are based on current expectations, estimates and projections about the Company’s business and its proposed acquisition of Clarity Visual Systems. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including: the possibility that the transaction will not close or that the closing may be delayed; difficulties in the integration of the operations, employees, strategies, technologies and products of Clarity Visual Systems if the transaction does close; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in the flat-panel monitor industry; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity from our third-party manufacturing partners; final settlement of contractual liabilities; future production variables impacting excess inventory and other risk factors listed from time to time in the Company’s Securities and Exchange Commission (SEC) filings. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Additional Information and Where to Find It:

In connection with Planar’s acquisition of Clarity Visual Systems, Planar intends to file with the Securities and Exchange Commission a registration statement on Form S-4 that will contain a Proxy Statement/Prospectus. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they become available because they will contain important information about Planar, Clarity and the acquisition. The Proxy Statement/Prospectus and other relevant materials (when they become available), and any other documents filed by Planar with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of other documents filed with the SEC by Planar by directing a written request to: Planar Systems, Inc., 1195 N.W. Compton Drive, Beaverton, OR 97006, Attention: Investor Relations. Investors and security holders are urged to read the Proxy Statement/Prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed acquisition.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation:

Planar and its directors and executive officers and Clarity Visual Systems and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Clarity in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the Proxy Statement/Prospectus referred to above. Additional information regarding the directors and executive officers of Planar is also included in Planar’s Annual Report on Form 10-K for the year ended September 30, 2005, which was filed with the SEC on December 14, 2005. This document is available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at Planar at the address described above.

MEDIA CONTACTS: Pippa Edelen (Planar) Planar Systems, Inc. 503.748.6983 Pippa_Edelen@Planar.com or Dan Dement (Planar) GolinHarris 949.428.3872 ddement@golinharris.com	INVESTOR CONTACTS: Ryan Gray Planar Systems, Inc. 503.748.1100 Ryan_Gray@Planar.com